UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

AKSYS, LTD.

(Exact name of registrant as specified in its charter)

000-28290

(Commission File Number)

Delaware	36-3890205
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Two Marriott Drive

Lincolnshire, Illinois  60069

(Address of principal executive offices, with zip code)

(847) 229-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into Material Definitive Agreements

On April 3, 2006, Aksys, Ltd. (the “Company”) issued a press release announcing definitive agreements with Durus Life Sciences Master Fund, Ltd. (the “Durus fund”). A copy of the press release announcing these developments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The following summary of the transaction agreements is qualified in its entirety by the securities purchase agreement and the bridge loan agreement which are filed as exhibits to this Current Report on Form 8-K, each of which is deemed to be incorporated herein in its entirety.

Loan Agreement

On March 31, 2006, we entered into a bridge loan agreement with the Durus fund, pursuant to which the Durus fund has invested $5 million in cash to acquire senior secured notes from the Company. These notes will bear interest at a rate equal to 7% per annum, compounded quarterly. The entire outstanding principal balance of the notes is due and payable on January 1, 2007 unless sooner paid or rolled over into longer term debt financing to be provided by the Durus fund, as described below. The bridge loan agreement contains a number of reporting and other affirmative and negative covenants, including operational controls over expenditures which may be exercised by the Durus fund. In connection with the bridge loan agreement we have also entered into security agreements with the Durus fund in which we granted to the Durus fund a security interest in all of our property, including all of our intellectual property. The bridge loan agreement and security agreements contain a number of representations, warranties and covenants, including the right of the Durus fund to accelerate the bridge loan under specified events of default, which include a material adverse change in our business.

Securities Purchase Agreement

We have also entered into a securities purchase agreement pursuant to which the Durus fund will acquire newly issued shares of our Series B Preferred Stock, convertible into 5 million shares of common stock at $1 per share, and warrants to purchase 5 million shares of our common stock at $1.10 per share, in exchange for the surrender of $5 million of our subordinated promissory notes currently held by the Durus fund. The preferred stock will have a liquidation preference of $5 million, accrue dividends at the rate of 10% per year and become redeemable at the option of the holder after 7 years or an earlier date upon the occurrence of specified trigger events. Holders of preferred stock will also be entitled to elect one director to our board of directors, and we are required to obtain the consent of holders of at least two-thirds of the outstanding shares of preferred stock prior to taking certain actions.

The existing subordinated promissory notes currently held by the Durus fund were acquired by the Durus fund pursuant to the Note Purchase Agreement dated as of February 23, 2004.

At the closing under the securities purchase agreement, we will also enter into a loan agreement with the Durus fund under which the Durus fund will exchange the $5 million principal amount of notes issued under the bridge loan agreement (and accrued interest thereon) plus approximately $10.8 million of subordinated promissory notes currently held by the Durus fund for an aggregate principal amount of approximately $15.8 million of our senior secured notes bearing interest at 7% per annum, compounded quarterly, and maturing on December 31, 2007.

In addition, under the loan agreement, the Durus fund will provide us with a $5 million standby line of credit that is available until December 31, 2006, which we can use to fund our operations if we are unable to obtain financing from other sources and various closing conditions are satisfied. The standby facility will be subject to reduction by the amount of any net cash proceeds we obtain from other financings completed prior to December 31, 2006. The loan agreement also contains a number of affirmative and negative covenants, including operational controls over expenditures which may be exercised by the Durus fund.

The closing under the securities purchase agreement is subject to a number of conditions including execution of the loan agreement and investor rights agreement described below, satisfactory completion by the Durus fund of its due diligence review and our execution of a mutual release with the Durus fund.

The Durus fund will also have the option to invest up to an additional $15 million in cash to purchase additional shares of convertible preferred stock and warrants having essentially the same terms as the Series B Preferred Stock and warrants issued at the initial closing.

Other Actions

On March 31, 2006 we amended our existing settlement agreement with the Durus fund and Artal Long Biotech Portfolio LLC (the “Artal fund”) to release the Durus fund and the Artal fund from standstill and other restrictive covenants, including elimination of the requirement for the Durus fund to reduce its ownership in our common stock to 15% by May 2006 and the requirement that the Durus fund and the Artal fund vote their shares of the Company’s common stock in proportion to the votes cast by all other holders of the Company’s common stock. By releasing the Durus fund from the standstill restrictions, the Durus fund is no longer prohibited from acquiring our securities or making any soliciation of proxies to vote our shares. In addition, we took actions to amend our shareholder rights agreement so that it will not be applicable to the Durus fund or the transactions with the Durus fund and eliminate our shareholder rights agreement.

At the closing under the securities purchase agreement we will enter into an investor rights agreement which requires our board to consist of seven directors, provides for the Durus fund to appoint four board members (including one member to be elected in its capacity as the holder of the preferred stock) and approve the identity of our Chairman of the Board, Chief Executive Officer and Chief Financial Officer. In addition, the Durus fund’s designees will be entitled to serve on the executive committee of our board of directors. The investor rights agreement also provides that we may not take certain actions without the approval of a majority of the board of directors, including the affirmative vote of the directors designated by the Durus fund.

The investor rights agreement will also require us to use our best efforts to register the shares held by the Durus fund and the Artal fund in one or more shelf registration statements and to keep these registration statements(s) effective until the earlier of (i) the date as of which the Durus fund and the Artal fund may sell all of their securities in any period of three months under Rule 144 of the Securities Act of 1933, as amended, and (ii) the date on which the Durus fund and the Artal fund shall have sold all of their securities covered by the registration statement. In addition, if the Company proposes to sell the Company or greater than 30% of the fully diluted capital stock of the Company to a third party or the Company otherwise accepts a bona fide offer from a third party to acquire the Company or such number of shares of the Company’s capital stock, the investor rights agreement will provide that the Durus fund shall have a right of first refusal to acquire the Company or such shares, as the case may be, on the same terms and conditions, including price, as the terms and conditions applying to the third party. The investor rights agreement will amend and supersede the existing registration rights agreement, dated February 23, 2004, between the Company, the Durus fund and the Artal fund.

In connection with the transactions described above, we entered into an indemnification agreement with Shodhan Trivedi, a new director of the Company. See Item 5.02 below. The indemnification agreement provides for the indemnity to Mr. Trivedi against, and the advancement of certain expenses relating to, liabilities incurred in the performance of his duties, to the maximum extent permitted by Delaware corporation law and the Company’s bylaws. We are also entering into similar indemnification agreements with our other directors.

Item 2.02. Results of Operations and Financial Condition.

The Company provided revised preliminary fourth quarter and fiscal 2005 earnings in the press release issued by the Company on April 3, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Loan Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

See the description of the actions we took to amend and eliminate the rights under our shareholder rights agreement and make such rights agreement inapplicable to the Durus fund and the transactions contemplated by our agreement with the Durus fund in Item 1.01 of this Current Report on Form 8-K under the heading “Other Actions” which is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As described in Item 1.01 of this Current Report on Form 8-K, we have amended our existing settlement agreement with the Durus fund to release the Durus fund from voting restrictions on shares of our common stock held by the Durus fund. In addition, pursuant to the terms of the securities purchase agreement, we will enter into an investor rights agreement which requires our board to consist of seven directors, provides for the Durus fund to appoint four board members (including one member to be elected in its capacity as the holder of the preferred stock) and approve the identity of our Chairman of the Board, Chief Executive Officer and Chief Financial Officer. The Durus fund currently holds approximately 66% of our outstanding common stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Our Board of Directors has approved resolutions to expand the Board to seven members and appoint Laurence P. Birch and Shodhan Trivedi as directors. A brief biography of these newly appointed directors follows:

Laurence P. Birch, 46

Mr. Birch joined the Company in February 2005 as Senior Vice President and assumed the duties of Chief Financial Officer effective March 17, 2005. Mr. Birch was appointed to the Company’s Board of Directors and elected as our President and Chief Executive Officer on March 31, 2006. From 2003 until he joined the Company, Mr. Birch served as Managing Director for Stratego Partners, a corporate cost management company. From 2002 to 2003, he served as Chief Financial Officer of Seurat, Inc. From 2001 to 2002, he served as Chief Financial Officer of Fieldglass, Inc. From 2000 to 2001, he served as Senior Vice President and Chief Financial Officer of Technology Solutions, Inc. In 2000 he served as Chief Financial Officer of Brigade, Inc. From 1999 to 2000, he served as Chief Financial Officer of Gateway Homecare, Inc. Mr. Birch has over fifteen years experience in the healthcare sector which includes his fourteen years with Baxter International and American Hospital Supply in various financial positions. Mr. Birch received his Bachelor of Science degree in finance from the University of Illinois, his Masters of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University, and is a Certified Public Accountant.

Shodhan Trivedi, 47

Mr. Trivedi was appointed to our Board of Directors on March 31, 2006 pursuant to the terms of the securities purchase agreement we entered into with the Durus fund described above. Mr. Trivedi is a graduate of the London School of Economics and holds a Masters degree from the University of California, Los Angeles. He is a Chartered Financial Analyst (CFA) and a member of the Toronto Society of Financial Analysts. Mr. Trivedi currently resides in Toronto, Ontario, Canada. Since June 1989, he has been the President of Opax Investments Inc., an asset allocation firm focused on the global hedge fund arena. Prior to June 1989, Mr. Trivedi was involved in companies engaged in international trading and was based in the U.K., Hong Kong and Southern Africa. He currently serves on the Board of Directors of several offshore hedge funds, including the Durus fund.

Effective March 31, 2006 William C. Dow resigned from the Board of Directors. Mr. Dow did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. In addition, Mr. Birch was elected to serve as President and Chief Executive Officer, replacing Mr. Dow in these capacities. Mr. Dow is expected to transition to a strategic advisory role with the Company.

Item 8.01. Other Events

On April 3, 2006, the Company issued a press release announcing the execution of definitive agreements for a transaction with the Durus fund. A copy of the press release announcing these developments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated April 3, 2006
10.21	Securities Purchase Agreement between Aksys, Ltd. and Durus Life Sciences Master Fund, Ltd. dated March 31, 2006
10.22	Bridge Loan Agreement between Aksys, Ltd. and Durus Life Sciences Master Fund, Ltd. dated March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006

AKSYS, LTD.

/s/ Laurence P. Birch
By: Laurence P. Birch
Its: Chief Executive Officer